Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 28, 2016

Media Contact:

Doug Shepard

EVP/Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS FIRST QUARTER RESULTS

San Antonio, TX - Harte Hanks (NYSE: HHS), a leader in customer relationships, experiences and interaction-led marketing, today announced financial results for its first quarter ended March 31, 2016.

Commenting on performance, Chief Executive Officer Karen Puckett said,   “The rate of decline in our adjusted revenues continues to improve.  We are seeing stabilization in our legacy product line revenues, such as our mail and fulfillment services, and revenue erosion from our existing customers continue to improve compared to last year.  During the quarter, we announced our acquisition of Aleutian Consulting, which now operates as Harte Hanks Consulting, to provide go-to-market strategy consulting services combined with proprietary fact-based, data-driven analytics approaches. The integration of these consulting opportunities with our marketing services provides an additional strategic element to help chief marketing officers solve their toughest challenges and better execute on their marketing opportunities.  However, we are not satisfied with our first quarter performance and know we have significant work in front of us; we are focused on our cost structure, expanding our sales opportunities, winning new customers, and cultivating our relationships with existing customers to stabilize our revenue and operating income performance.”

First quarter 2016 revenues were $110.7 million compared to $121.2 million during the same quarter last year.  Excluding revenues from our business-to-business (B2B) research businesses sold in early April 2015, the adjusted revenue decline on a constant currency basis was 5.0%.

•     Customer Interaction revenues were $99.6 million compared to $109.3 million in the same quarter last year. Excluding revenues from our B2B research businesses, the revenue decline on a constant currency basis was 5.0%.  During the quarter, revenues from new clients continued to increase. An entertainment client engaged us to provide multi-channel contact center support and a new grocery store chain client is now using our mail supply chain services.  We also benefitted from continued expansion of contact center services from a long-time client in the consumer electronics industry.  These increases were offset by the losses of a mail program with a regional bank and a consumer supply program for a pharmaceutical company.

•     Trillium Software revenues were $11.2 million compared to $11.9 million in the first quarter of 2015, driven by decreased software licenses and the related professional services and maintenance fees associated with those license sales.  This business continues to transition to more recurring revenue, with our software-as-a-service revenues more than doubling during the quarter compared to last year.

Adjusted operating loss was $3.6 million compared to income of $3.2 million for the same quarter last year.

•     Customer Interaction adjusted operating loss, excluding operating income from the previously mentioned B2B research business, new credit facility expenses, severance and other compensation expenses and non-recurring database development charges, was $5.3 million compared to income of $1.8 million in the same period last year.  Reductions in production expenses from outsourced costs and mail supply chain expenses were offset by an increase in sales and marketing expense related to employment of additional sales force personnel.

•     Trillium Software operating income was $2.2 million compared to $3.0 million in the same period last year.  The decrease was due to the decline in software license revenues and related maintenance services as this business transitions more towards software-as-a-service, as most of our costs in this business are fixed.

The following table presents financial highlights of the company’s operations for the first quarter of 2016 and 2015, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2016	2015	% Change
Revenues	$110,723	$121,173	-8.6%
Adjusted revenues (1)	111,174	117,006	-5.0
Operating income	(6,369)	3,015	N/M
Adjusted operating income (1)	(3,617)	3,238	N/M
Net income (loss)	(5,603)	1,615	N/M
Diluted earnings (loss) per share	(0.09)	0.03	N/M
Diluted shares (weighted average common and common equivalent shares outstanding)	61,331	62,201	-1.4%

(1)   See table for reconciliation of GAAP results to adjusted results; N/M — Not meaningful

Chief Financial Officer, Doug Shepard, said, “We anticipated our first quarter performance, which is usually the lowest in terms of revenue and profitability, and we are taking actions in our business to reduce expenses, specifically in labor, selling, general and administrative.  These actions should allow us to continue to generate our historically strong cash flow as we look to produce improved results in the second half of 2016.”

The company will host a conference call to discuss the earnings release on April 28, 2016, at 10:00 a.m. Eastern Time.  The conference call number is (800) 289-0479 for domestic callers and +1 (913) 312-0862 for international callers, conference ID 9844350.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call through May 28, 2016 at (877) 870-5176, conference ID 9844350.  The replay also will be available in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific, Europe and Latin America. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to maintain business performance and strategic focus during a period of leadership transition; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company uses certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) EBITDA, defined as net income before interest, taxes, credit facility and acquisition charges, stock based compensation, non-cash defined benefit plan expense,  severance and other compensation, depreciation, and amortization, (2) adjusted revenues, defined as revenues less divestitures and foreign currency transaction losses, and (3) adjusted operating income, defined as operating income plus credit facility and acquisition charges and severance and other compensation.  The company believes that EBITDA, adjusted revenues and adjusted operating income, which it uses on an overall Company basis, as well as focused solely on the Company’s Customer Interaction and Trillium businesses,  are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Adjusted revenues, adjusted operating income and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  Quantitative reconciliations of EBITDA to net income, adjusted revenues to GAAP operating revenues and adjusted operating income to GAAP operating income are found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
In thousands, except per share data	2016	2015
Operating revenues	$110,723	$121,173
Operating expenses
Labor	68,339	64,663
Production and distribution	30,135	35,959
Advertising, selling, general and administrative	15,070	14,099
Depreciation and amortization	3,548	3,437
	117,092	118,158
Operating income (loss)	(6,369)	3,015
Other expenses (income):
Interest expense, net	1,381	609
Other, net	(172)	(407)
	1,209	202
Income (loss) before income taxes	(7,578)	2,813
Income tax expense (benefit)	(1,975)	1,198
Net income (loss)	$(5,603)	$1,615

Basic earnings (loss) per common share	$(0.09)	$0.03

Weighted-average common shares outstanding	61,331	61,872

Diluted earnings (loss) per common share	$(0.09)	$0.03

Weighted-average common and common equivalent shares outstanding	61,331	62,201

Balance Sheet Data (Unaudited)	March 31,	December 31,
In thousands	2016	2015

Cash and cash equivalents	$11,676	$17,613
Total debt	$78,843	$77,313

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three Months Ended March 31,
In thousands	2016	2015	% Change
Operating Revenue
Customer Interaction	$99,563	$109,315	-8.9%
Trillium Software	11,160	11,858	-5.9%
Total operating revenues	$110,723	$121,173	-8.6%

Operating Income
Customer Interaction	$(7,909)	$1,527	-617.9%
Trillium Software	2,242	3,013	-25.6%
General corporate expense	(702)	(1,525)	-54.0%
Total operating income (loss)	$(6,369)	$3,015	-311.2%

Depreciation and Amortization
Customer Interaction	$3,036	$2,977	2.0%
Trillium Software	512	460	11.3%
Total depreciation and amortization	$3,548	$3,437	3.2%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three Months Ended March 31,
	2016	2015
Auto and Consumer Brands	17.7%	15.5%
Financial and Insurance Services	14.6%	14.9%
Healthcare and Pharmaceuticals	8.8%	10.5%
Technology	23.3%	24.9%
Retail	26.1%	25.7%
Other Select Markets	9.5%	8.5%
	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three Months Ended March 31,
	2016	2015
Auto and Consumer Brands	23.0%	23.3%
Financial and Insurance Services	29.4%	27.2%
Healthcare and Pharmaceuticals	6.5%	6.1%
Technology	21.1%	25.6%
Retail	7.2%	7.0%
Other Select Markets	12.8%	10.8%
	100.0%	100.0%

Reconciliation of Non-GAAP to GAAP Financial Measures

Reconciliation of Revenue and Operating Income (Unaudited)

	Three Months Ended
	March 31,
In thousands	2016	2015	% Change
Operating Revenue
Customer Interaction
As reported	$99,563	$109,315	-8.9%
Less: Divestitures		(4,167)	—
Foreign currency impact	315	—	—
Adjusted revenue	$99,878	$105,148	-5.0%

Trillium
As reported	$11,160	$11,858	-5.9%
Foreign currency impact	136	—	—
Adjusted revenue	$11,296	$11,858	-4.7%

Total Operating Revenues
As reported	$110,723	$121,173	-8.6%
Less: Divestitures	—	(4,167)	—
Foreign currency impact	451	—	—
Adjusted revenue	$111,174	$117,006	-5.0%

Operating Income
Customer Interaction
As reported	$(7,909)	$1,527	-617.9%
Less: Divestitures	—	223	—
Credit facility and acquisition charges	234	—	—
Severance and other compensation	1,603	—	—
Database charges	816	—	—
Adjusted operating income	$(5,256)	$1,750	N/M

Trillium
As reported	$2,242	$3,013	-25.6%
Severance	99	—	—
Adjusted operating income	$2,341	$3,013	-22.3%

Total operating income (loss)
As reported	$(6,369)	$3,015	N/M
Less: Divestitures	—	223	—
Credit facility and acquisition charges	234	—	—
Severance and other compensation	1,702	—	—
Database charges	816	—	—
Adjusted operating income	$(3,617)	$3,238	N/M

(N/M = Not Meaningful)